UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 27, 2012

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information with respect to the Plan (as defined below) contained in Item 8.01 of this report is incorporated by reference in this Item 1.01.

Item 8.01.  Other Events.

On February 27, 2012, Ares Capital Corporation, a Maryland corporation (the “Company”) provided notice to its registered stockholders that are participants in the Company’s dividend reinvestment plan that the Company expects to amend and restate its dividend reinvestment plan (the “Plan”) effective March 28, 2012 to, among other things, reflect that (1) The Bank of New York Mellon, as a result of its acquisition by Computershare Limited, has been replaced as the Plan’s administrator by Computershare Shareowner Services LLC (the “Plan Administrator”) and (2) if shares are purchased in the open market to implement the Plan, the number of shares to be issued to a stockholder shall be determined by dividing the dollar amount of the cash dividend payable to such stockholder by the weighted average price per share for all shares purchased by the Plan Administrator in the open market in connection with such cash dividend.  When the amended and restated Plan becomes effective March 28, 2012, it will apply to all dividends paid thereafter.

Descriptions of the amended Plan in this current report are qualified in their entirety by reference to a copy of the Amended and Restated Dividend Reinvestment Plan, which is filed as Exhibit 10.1 to this current report and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description

10.1	Dividend Reinvestment Plan of Ares Capital Corporation, effective as of March 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: February 27, 2012

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Dividend Reinvestment Plan of Ares Capital Corporation, effective as of March 28, 2012